Exhibit 10.1

Notice of Grant of Award and Award Agreement	COHU, INC. ID: 95-1934119 12367 CROSTHWAITE CIRCLE POWAY, CA 92064
Name Address City, State, Zip	Award Number: Plan: 2005 ID:

Effective (Grant Date), you have been granted an award of (Number of Units) restricted stock units. These units are restricted and unearned until the vest date(s) shown below, subject to your continued services with the Company through such vest dates, at which time you will receive shares of COHU, INC. (the Company) common stock.

The current total value of the award is $______.

The total price of the award is $______.

The award will vest and be settled in increments on the vesting date(s) shown below, which are also the “Settlement Dates.”

Shares                           Vesting Dates

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2005 Equity Incentive Plan as amended and the Restricted Stock Unit Award Agreement, all of which are attached and made a part of this document.

COHU, INC.	Date

Employee name	Date

COHU, INC.

RESTRICTED STOCK UNIT AGREEMENT
(Executive Employees)

Cohu, Inc. has granted to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant. By signing the Notice, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board, upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.

1             DEFINITIONS AND CONSTRUCTION.

1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2             ADMINISTRATION.

All questions of interpretation concerning this Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3             VESTING AND SETTLEMENT OF THE AWARD.

3.1          No Additional Payment Required. The Participant shall not be required to make any additional monetary payment (other than applicable tax withholding, if any) upon settlement of the Award. Payment of the aggregate purchase price of the shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Participant to a Participating Company or for its benefit which the Board, by resolution, determines to have a value not less than the aggregate purchase price of such shares of Stock.

3.2          Vesting of Award; Issuance of Shares of Stock.

(a)     Vesting. The Award will vest in accordance with the schedule set forth in the Notice, subject to the Participant’s Service with the Company through the applicable vesting date. The Award is eligible to vest pursuant to the terms of the Company’s Executive Retirement Policy, as attached hereto as Exhibit A, the terms of which, to the extent applicable to the Award, override and supersede anything to the contrary that may be set forth in this Agreement or in the Notice.

(b)    Issuance. Subject to the provisions of Section 3.6 below, except as otherwise specified in the Executive Retirement Policy, the Company shall issue to the Participant, on a date (the “Settlement Date”) within thirty (30) days following the earlier of (a) the Settlement Date (as defined in the Notice) or (b) the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the then vested number of Restricted Stock Units (as determined in accordance with the vesting terms set forth in the Notice), rounded down to the nearest whole number. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.6.

3.3         Tax Withholding. At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Company’s tax withholding obligations by deducting from the shares otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations, with any remainder tax withholding amount less than the value of one share deducted from other cash compensation otherwise payable by the Company to the Participant, or alternatively via a cash payment from the Participant.

3.4         Certificate Registration. The certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.5         Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.6         Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

3.7         No Dividend Equivalents. The Participant will not be entitled to receive dividends or distributions paid on the shares of Stock underlying Restricted Stock Units unless and until shares are issued according to Section 3.2.

4            NONTRANSFERABILITY OF THE AWARD.

Prior to the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

5            EFFECT OF TERMINATION OF SERVICE.

If the Participant’s Service (as defined below) is terminated by the Participant or by the Company for any reason, including Participant’s death or disability before all Restricted Stock Units have vested, the unvested Restricted Stock Units shall be forfeited by the Participant. As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract or statute. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service. For purposes of this Agreement, “Service” shall mean the performance of services for the Company in the capacity of an Employee, Officer, Consultant, or Director.

6            CHANGE IN CONTROL.

In the event of a Change in Control (as defined below), the Award shall be settled in accordance with Section 3 immediately prior to the effective date of the Change in Control. For the purposes of this Award, the term “Change in Control” shall be defined as the occurrence of any of the following events: (a) any transaction in which any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote in a general election for directors, other than a transaction involving the acquisition of securities directly from the Company; (b) a sale of all or substantially all of the Company’s assets other than to a company or an entity fifty percent (50%) or more of which is owned by one or more of the current stockholders of the Company; or (c) a merger or consolidation of the Company with any other company, other than a merger or consolidation in which fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation is owned by the current stockholders of the Company. Notwithstanding this Section 6, to the extent that the Award constitutes a “deferral of compensation” (as defined in and subject to Section 409A of the Code) and provides for a payment or a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described above unless such event shall constitute a “change in control event” under Section 409A.

7            ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 7 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8            RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Except as provided in Section 3.8, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or a Consultant, as the case may be, at any time.

9           LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

10         SECTION 409A COMPLIANCE.

This Agreement is intended to be exempt from or comply with Section 409A of the Code (“Section 409A”) and shall be interpreted and administered accordingly. The Company reserves the unilateral right to amend this Agreement in order to maintain an exemption from or comply with Section 409A. Notwithstanding the foregoing, none of the Company, its contractors, agents and employees, the Board and each member of the Board shall have any obligation to prevent, minimize, or pay any gross-up payment to offset any negative tax consequences of any failure to follow the requirements of Section 409A or be liable for these consequences. Any payment under the Award that is subject to Section 409A and is otherwise due to a “specified employee” within the six-month period after “separation from service,” as each specified term is defined under Section 409A, shall accumulate without interest and be paid on the first payroll date after the end of the six-month period or, if earlier, within ten business days after the appointment of a personal representative or executor of the estate after the Participant’s death.

11           MISCELLANEOUS PROVISIONS.

11.1    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.2    Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.3    Termination or Amendment. The Board may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 6 in connection with a Change in Control, no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

11.4    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

11.5    Integrated Agreement. The Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

11.6    Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

11.7    Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8    Electronic Delivery. The Company may, in its sole discretion, decide to (a) deliver by electronic means any documents related to the Award granted under the Plan, participation in the Plan, future Awards that may be granted under the Plan, or reports the Company generally makes available to its shareholders or (b) request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. By signing the Notice, the Participant acknowledges that the Company is not requiring the Participant to consent to electronic delivery of documents or participation. The Participant may revoke consent to electronic delivery of documents or participation by promptly notifying the Company according to Section 11.4. In addition, if the Participant requests by telephone or in writing, the Company shall have delivered to the Participant for free a paper copy of any document electronically delivered.

Exhibit A to RESTRICTED STOCK UNIT AGREEMENT (Executive Employees)

Cohu, Inc.
Executive Retirement Benefits Policy
(As Adopted Effective March 14, 2023)

In order to reward executive employees of Cohu, Inc. (the “Company”) with substantial tenure and incentivize them to facilitate an orderly transition of their roles and responsibilities to qualified successors following their determination to retire from full-time employment with the Company (each, a “Retiring Employee”), the Company has determined to provide those Retiring Employees who satisfy all the requirements set forth herein (each, a “Qualifying Retiring Employee”) with the benefits set forth in this Executive Retirement Benefits Policy (the “Retirement Policy”). Certain capitalized terms used in this Retirement Policy have the meanings set forth in Section IV below.

I.           Qualifications for Retirement Policy Eligibility and Conditions to Benefits. To be eligible for benefits under this Retirement Policy the Retiring Employee must satisfy each of the following qualifications:

(a)    Request for Retirement Benefit. The Retiring Employee must provide advance written notice to the Company of such Retiring Employee’s request to receive retirement benefits based on the Retirement Employee’s intention to fully and permanently retire from full-time employment with the Company in such form as is approved by the Company (the “Retirement Benefit Request”) and which meets the additional requirements set forth in this Section 1.

(b)    Eligible Positions. At the date a Retiring Employee provides the Retirement Benefit Request, such Retiring Employee must be serving in an active, full-time capacity as the Company’s Chief Executive Officer (“CEO”) or in a Vice President or above position that directly reports to the CEO.

(c)    Age and Years of Service Requirement. Upon the date that the Retiring Employee provides the Retirement Benefit Request: (i) the Retiring Employee must be at least sixty-two (62) years of age, and (ii) the Retiring Employee must have completed at least ten (10) Years of Service with the Company in the position of Vice President or above. Additionally, the Retiring Employee’s must be at least sixty-three (63) years of age as of the scheduled Retirement Date set forth in the Retirement Benefit Request.

(d)    Specified Transition Period. The Retiring Employee (i) in the Retirement Benefit Request, must commit to continue in the Retiring Employee’s current position and work to facilitate an orderly transition of such Retiring Employee’s role to a qualified successor for the duration of the applicable Transition Period for such Retiring Employee following the date of the Retirement Benefit Request, and (ii) must continue employment in the Retiring Employee’s position in the ordinary course (and in accordance with the terms of such Retiring Employee’s employment agreement (if any)) and facilitate such orderly transition for a period equal to: (i) the duration of such Transition Period, or (ii) such lesser period of time as may later be determined by the Chief Executive Officer (or if the Retiring Employee is the Chief Executive Officer, such lesser period approved by the Board) (such period, as so determined, the “Succession Period,” and with the applicable date of retirement of the Retiring Employee as of a specified date following completion of the Succession Period, the “Retirement Date”). During the Succession Period, the Company will search for a qualified successor and, if a successor is identified during the Succession Period, the Retiring Employee will work to facilitate the orderly transition of such Retiring Employee’s role to the successor as directed by the CEO or board, as appropriate. During the Succession Period, the Retiring Employee will not be eligible to receive any new equity awards from the Company.

II.          Conditions to Benefits.

(a)            Continuing Obligations. All benefits to be provided hereunder to a Qualifying Retiring Employee following the Retirement Date are subject to, and conditioned upon, such Qualifying Retiring Employee’s continued compliance with all agreements between the Company and such Qualifying Retiring Employee, including any confidentiality, non-solicitation or other similar agreements.

(b)            Release Requirement. As a condition to eligibility to receive benefits under this Retirement Policy, no later than sixty-two (62) days following the Retirement Date, the Qualifying Retiring Employee must deliver to the Company a general release of claims in a form provided by the Company that is effective and irrevocable with respect to all potential claims the Qualifying Retiring Employee may have against the Company or its affiliates related to the Qualifying Retiring Employee’s employment (the “Release”). The Company shall be responsible for providing a proposed form of Release to the Retiring Employee within ten (10) calendar days of the Retirement Date. If the Company timely provides a proposed form of Release and the Qualifying Retiring Executive does not timely execute and return it, or revokes such Release after delivery, the Company shall not be required to provide the Qualifying Retiring Employee any benefits under this Retirement Policy.

III.        Retirement Benefits. The Company will provide the following retirement benefits to Qualifying Retiring Employees who meet all the eligibility conditions set forth in this Retirement Policy.

(a)           Eligible RSUs. The Retiring Employee’s Eligible RSUs will accelerate vesting. Shares will be issued in settlement of such vested Eligible RSUs on the originally scheduled vesting and settlement dates for such Eligible RSUs (on the same schedule as if the Qualifying Retiring Employee had continued in Service with the Company through the original scheduled vesting dates). With respect to any Eligible RSUs which are settled via a share issuance in the same calendar year which includes the Retirement Date or during which calendar year the Qualifying Retiring Employee continued to provide Services, shares will be withheld by the Company in satisfaction of any related tax withholding obligation. With respect to any Eligible RSUs which are settled via a share issuance in any calendar year which follows the Retirement Date and during which calendar year the Qualifying Retiring Employee did not provide Services, the Qualifying Retiring Employee must arrange to provide for timely separate payment to the Company of the applicable tax withholding amount as a condition to issuance of the shares.

(b)          Eligible PSUs.

(i)    No Continued Services After Retirement Date. If the Qualifying Retiring Employee will not continue to provide Services following the Retirement Date without interruption, then the Eligible PSUs will remain eligible to vest in accordance with their terms at the applicable attained performance level with respect to a pro-rata portion of such Eligible PSUs, with such pro-rata portion calculated by reference to the total number of days the Qualifying Retiring Employee was employed by the Company during the applicable performance period divided by the total number of days in such performance period. Shares will be issued in settlement of such vested Eligible PSUs on the originally scheduled vesting and settlement date for such Eligible RSUs (on the same schedule as if the Qualifying Retiring Employee had continued in Service with the Company through the original scheduled vesting and settlement date). With respect to any Eligible PSUs which are settled via a share issuance in any calendar year which follows the Retirement Date and during which calendar year the Qualifying Retiring Employee did not provide Services, the Qualifying Retiring Employee must arrange to provide for timely separate payment to the Company of the applicable tax withholding amount as a condition to issuance of the shares.

(ii)    Continued Services After Retirement Date. If the Qualifying Retiring Employee will provide Services following the Retirement Date without interruption, then notwithstanding anything to the contrary set forth in the applicable grant notice or award agreement for the Eligible PSUs, the Eligible PSUs will remain eligible to vest and be settled in accordance with their terms at the applicable attained performance level, subject to the Qualifying Retiring Employee’s continued provision of the Services through the scheduled vesting date of the Eligible PSUs. If the Qualified Retiring Employee thereafter ceases to continue to provide Services prior to the vesting date of such Eligible RSUs, then the Eligible PSUs will remain eligible to vest in accordance with their terms at the applicable attained performance level with respect to a pro-rata portion of such Eligible PSUs, with such pro-rata portion calculated by reference to the total number of days the Qualifying Retiring Employee was employed by the Company or providing Services during the applicable performance period divided by the total number of days in such performance period. Shares will be issued in settlement of such vested Eligible PSUs on the originally scheduled vesting and settlement date for such Eligible RSUs (on the same schedule as if the Qualifying Retiring Employee had continued in Service with the Company through the original scheduled vesting and settlement date). With respect to any Eligible PSUs which are settled via a share issuance in any calendar year which follows the Retirement Date and during which calendar year the Qualifying Retiring Employee did not provide Services, the Qualifying Retiring Employee must arrange to provide for timely separate payment to the Company of the applicable tax withholding amount as a condition to issuance of the shares.

IV.          Definitions. The following capitalized terms used in this Retirement Policy have the meanings set forth below.

(a)    “Committee” means the Compensation Committee of the Company’s board of directors.

(b)    “Effective Date” means March 14, 2023.

(c)    “Eligible RSUs” means those Company restricted stock unit awards held by the Retiring Employee which are: (i) granted on or after the Effective Date, (ii) granted at least six (6) months prior to the date of the Retirement Benefit Request, and (iii) eligible to vest solely conditioned on the continued services of the Retiring Employee through the applicable vesting dates.

(d)    “Eligible PSUs” means those Company restricted stock unit awards held by the Retiring Employee which are: (i) granted on or after the Effective Date, (ii) granted at least six (6) months prior to the date of the Retirement Benefit Request, and (iii) eligible to vest contingent upon the achievement of performance goals and the continued employment of the Retiring Employee.

(e)    “Retirement Date” has the meaning set forth in Section 1(d).

(f)    “Services” means continued services provided to the Company by the Retiring Employee following the Retirement Date as a member of the Company’s board of directors or as an advisor, consultant or in another non-employee capacity, or as a part-time employee.

(g)    “Transition Period” means a period of nine (9) months if the Retiring Employee is the Chief Executive Officer or Chief Financial Officer and “Transition Period” means a period of six (6) months for Retiring Employees who are not the Chief Executive Officer or Chief Financial officer.

(h)    “Years of Service” means shall mean each complete year of employment in which the Retiring Employee has been employed by the Company. For purposes of this definition, a year of employment shall be a 365-day period (or 366-day period in case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.

V.          Administration. The Retirement Policy has been approved and adopted by the Committee as of the date set forth below and will be administered by the Committee. All decisions or interpretations made by the Committee regarding the Retirement Policy, or otherwise pursuant to the provisions of the Retirement Policy, including any decision to amend, alter, or revoke the Retirement Policy, shall be final, conclusive and binding on all persons, including the Company and any Retiring Employee. No member of the Committee, nor any officer or employee of the Company or any subsidiary thereof acting on behalf of the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Retirement Policy, and all members of the Committee and each and any officer or employee of the Company and of any subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

VI.        Effectiveness. The terms of this Retirement Policy are automatically incorporated into, and deemed part of the terms of, any Eligible RSUs or Eligible PSUs that are granted on or after the Effective Date.